UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) March 10, 2006

RYERSON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9117	36-3425828
(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address Of Principal Executive Offices, including Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

On March 10, 2006, Ryerson Inc. (the “Company”) announced that members of the United Steelworkers and Teamsters joint union ended a strike at three Chicago area facilities of Joseph T. Ryerson and Son, Inc., a wholly owned subsidiary of the Company, and unconditionally agreed to return to work effective Monday, March 13, 2006. A copy of the press release dated March 13, 2006 is attached hereto as Exhibit 99.1.

On March 13, 2006, the Company completed its previously announced sale of certain assets related to its U.S. oil and gas, tubular alloy and bar alloy businesses to Energy Alloys, LLC for approximately $49.7 million of cash proceeds and a $4 million, 3 year note. A copy of the press release dated March 13, 2006 is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(a) None

(b) None

(c) A list of exhibits is attached hereto as an Exhibit Index and is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON INC.

Dated: March 14, 2006	/s/ Lily L. May
	By:	Lily L. May
	Its:	Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated March 10, 2006 re Strike Ends

99.2	Press Release, dated March 13, 2006 re Sale of Oil and Gas Assets